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July 3, 1997

Mr. Patrick L.F. Steffl
8627 Vagabond Lane North
Maple Grove, MN 55311

Dear Patrick:

Following are the terms and conditions, of the offer of employment, as the Vice President of Direct Marketing with The Credit Store.

1. Your salary will be $77,000 annually, as well as participation in all benefit plans offered to other employees of The Credit Store. In addition, you will be entitled to annual vacation of four weeks, of which time will be pro-rated for 1997.*

2. The term of your employment is three (3) years. If your employment, with The Credit Store is terminated by the Company, you will receive pay for the entire length of the contract, including any salary you will have received to date. If you voluntarily resign your position, no additional compensation is due.

3.   A $15,000 signing bonus will be paid at the start of employment.

4. Incentive pay will be commensurate with performance, as indicated in the following:

     GOALS:
       -   Level I    $10,000,000 in managed business for fiscal month
       -   Level II   $15,000,000 in managed business for fiscal month
       -   Level III  $20,000,000 in managed business for fiscal month

Managed business is defined as the customer making one payment, with the payment clearing.

     RANGE OF OPPORTUNITIES:
       -   Level I    $2,000 will be distributed for the month
       -   Level II   $4,500 will be distributed for the month
       -   Level III  $7,500 will be distributed for the month

5.   Relocation costs to be paid by The Credit Store include:

     -  Physical move of belongings
     -  Consideration of temporary storage
     -  Consideration for temporary housing
     -  Closing costs estimated at 2%



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* Within 90 days the managed monthly business hits $10,000,000,
  Base + $5,000 to $82,000






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6.   You understand that if you leave our employ, you will not compete with our sub-prime credit card business for one year, from the date of leaving, nor will you use, in any way, any proprietary or confidential information obtained in the course of your employment.

Please confirm our understanding, with respect to your employment, by signing this letter, as indicated below.


Sincerely,                             Confirmed and Agreed to:



/s/ Kevin T. Riordan                   /s/ Patrick L.F. Steffl
---------------------------            ---------------------------
Kevin T. Riordan, President            Patrick L.F. Steffl